Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (filed on June 28, 2005) of R.H. Donnelley Corporation of our report dated June 17, 2005 relating to the financial statements of the R.H. Donnelley 401(k) Savings Plan (formerly the R.H. Donnelley Profit Participation Plan), which appears in this Form 11-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Raleigh, North Carolina
June 28, 2005

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